CONSENT OF INDEPENDENT AUDITORS




         We consent to the inclusion of our report dated September 30, 1994, on the consolidated financial statements of Medical Service Agency, Inc. and subsidiary and the reference to our firm under the caption "Financial
Statements" in the Post-Effective Amendment No. 2 to the S-1 Registration Statement for 7,423,024 shares of common stock of MedNet, MPC Corporation.



/s/ McKonly & Asbury

Harrisburg, Pennsylvania
January 31, 1996